UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
DAVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1265 South Cochran Avenue
Los Angeles, California
To Our Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders of Dave Inc. (the “Special Meeting”), which will be held virtually on Tuesday, December 13, 2022 at 9:00 a.m. Pacific Time. The Special Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/DAVE2022SM. There will be no physical location for the Special Meeting. You will be able to attend and participate in the Special Meeting online, submit questions during the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Special Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.dave.com.
The matters expected to be acted upon at the Special Meeting are:
1.
To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”), in the form attached to the proxy statement as Annex A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class V common stock, par value $0.0001 per share (“Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2023, at a ratio of 1-for-5 to 1-for-50 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”) and included in a public announcement.

2.
To approve an amendment and restatement (the “EIP Amendment”) of the Dave Inc. 2021 Equity Incentive Plan (the “EIP”) in the form attached to the proxy statement as Annex B, to (i) increase the number of shares of Class A Common Stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases applied as of the date hereof, to 86,715,222, prior to the reverse stock split taking effect, and (ii) make administrative changes to clarify certain provisions of the EIP.

3.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or No. 2.
The Special Meeting materials include the notice, the proxy statement and the proxy card, each of which are available as described below.
The proxy materials, including the accompanying notice, proxy statement and form of proxy are first being mailed to our stockholders on or about November 21, 2022. Only stockholders of record at the close of business on November 7, 2022 may vote at the Special Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible by using the internet or telephone, or by mailing the proxy card in the postage-paid envelope provided. Returning the proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, please vote via the internet or by telephone or complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,

Jason Wilk
Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To our Stockholders:
A Special Meeting of Stockholders of Dave Inc. (the “Special Meeting”) will be held on Tuesday, December 13, 2022, at 9:00 a.m., Pacific Time via live webcast at www.virtualshareholdermeeting.com/DAVE2022SM, for the following purposes:
1.
To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”), in the form attached to the proxy statement as Annex A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class V common stock, par value $0.0001 per share (“Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2023, at a ratio of 1-for-5 to 1-for-50 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”) and included in a public announcement.

2.
To approve an amendment and restatement (the “EIP Amendment”) of the Dave Inc. 2021 Equity Incentive Plan (the “EIP”) in the form attached to the proxy statement as Annex B, to (i) increase the number of shares of Class A Common Stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases applied as of the date hereof, to 86,715,222, prior to the reverse stock split taking effect, and (ii) make administrative changes to clarify certain provisions of the EIP.

3.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 and No. 2.
These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Special Meeting is November 7, 2022. Only stockholders of record holding shares of our Common Stock as of the close of business on November 7, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. The proxy materials, including the proxy statement and form of proxy are first being mailed to our stockholders on or about November 21, 2022.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.
BY ORDER OF THE BOARD OF DIRECTORS

Jason Wilk
Chief Executive Officer and Director

Dated: November 21, 2022

Page
INFORMATION ABOUT SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
PROPOSAL 1 APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE TO EFFECT THE REVERSE STOCK SPLIT	7
Reasons for the Reverse Stock Split	7
Risks Associated with the Reverse Stock Split	8
Effects of the Reverse Stock Split	9
Treatment of Fractional Shares in the Reverse Stock Split	10
Determination of the Reverse Stock Split Ratio	10
Board Discretion to Effect the Reverse Stock Split	10
Effective Time of the Reverse Stock Split	11
Effect on Registered “Book-Entry” Holders of Common Stock	11
Appraisal Rights	11
Regulatory Approvals	11
Accounting Treatment of the Reverse Stock Split	11
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders	11
Cash in Lieu of Fractional Shares	13
Information Reporting and Backup Withholding	13
Vote Required	13
Our Recommendation	13
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE EQUITY INCENTIVE PLAN	14
Introduction	14
Overview of Proposed Amendment	14
Determination to Approve Amended and Restated EIP	14
Summary of the EIP	15
Plan Benefits under the EIP	21
Vote Required	21
Our Recommendation	21
PROPOSAL 3 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL AND EIP AMENDMENT PROPOSAL	22
Background of and Rationale for the Adjournment Proposal	22
Vote Required	22
Our Recommendation	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
STOCKHOLDER PROPOSALS AND NOMINATIONS	25
OTHER MATTERS	25
AVAILABILITY OF CERTAIN DOCUMENTS	25
APPENDIX A: CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DAVE INC.	26
APPENDIX B: AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN OF DAVE INC.	28
i

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, DECEMBER 13, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Dave Inc. (“Dave”), for use at a Special Meeting of Stockholders (the “Special Meeting” or “meeting”) of Dave Inc. to be held on Tuesday, December 13, 2022 at 9:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/DAVE2022SM. References in this proxy statement (this “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Dave” refer to Dave Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and holders of our Class V common stock, par value $0.0001 per share (“Class V Common Stock”, and together with the Class A Common Stock, “Common Stock”).
This Proxy Statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement and a form of proxy are available at proxyvote.com where you can also view instructions on how to vote via the internet or by telephone and access information on how to participate in the meeting and vote virtually in person. Proxy materials, including this Proxy Statement and form of proxy, are being first mailed to our stockholders on or about November 21, 2022.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Q:	What is Dave?
A:
On January 5, 2022, Dave Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings III, Inc.) (“VPCC” or the “Company”), consummated the previously announced business combination transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among the Company, Bear Merger Company Inc., a wholly owned subsidiary of the Company, or First Merger Sub, Bear Merger Company II LLC, a wholly owned subsidiary of the Company, or Second Merger Sub, and Dave Inc. (“Legacy Dave”).

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave, with Legacy Dave surviving the merger as a wholly owned subsidiary of the Company, with Legacy Dave immediately merging with and into Second Merger Sub (the “Merger Transactions”), with Second Merger Sub surviving the Merger Transactions as a wholly owned subsidiary of the Company. Following the Merger Transactions, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.”
Dave offers a suite of innovative financial products aimed at helping Members improve their financial health. The Company’s budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. Dave also helps Members generate extra income for spending or emergencies through Dave’s Side Hustle product, where Dave presents Members with supplemental work opportunities. Through Dave Banking, the Company provides a modern checking account experience with valuable tools for building long-term financial health.
Q:	What is the purpose of the meeting?
A:	At the meeting, stockholders will act upon the proposals described in this Proxy Statement.
Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following three proposals at the meeting:
1.
To approve an amendment to our amended and restated certificate of incorporation (the “Charter”), in the form attached to this Proxy Statement as Annex A, to, at the discretion of our Board, effect a reverse stock split with respect to our issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2023, at a ratio of 1-for-5 to 1-for-50 (the

“Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders and included in a public announcement (such action, the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal No. 1”).
2.
To approve an amendment and restatement (the “EIP Amendment”) of the Dave Inc. 2021 Equity Incentive Plan (the “EIP”) in the form attached to this Proxy Statement as Annex B, to (i) increase the number of shares of Class A Common Stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases applied as of the date hereof to 86,715,222, prior to the reverse stock split taking effect, and (ii) make administrative changes to clarify certain provisions of the EIP (such action, the “EIP Amendment Proposal” or “Proposal No. 2”).

3.
To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or No. 2 (the “Adjournment Proposal” or “Proposal No. 3”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.
Q:	How does the Board recommend I vote on these proposals?
A:	Our Board recommends that you vote your shares:
•	“FOR” the Reverse Stock Split Proposal;
•	“FOR” the EIP Amendment Proposal; and
•	“FOR” the Adjournment Proposal.
Q:	Who may vote at the Special Meeting?
A:
Stockholders of record as of the close of business on November 7, 2022 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were 329,656,200 shares of Class A Common Stock and 48,450,639 shares of Class V Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice or the proxy materials were sent directly to you by Dave.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you may still vote the shares at the Special Meeting by logging into the Special Meeting website at www.virtualshareholdermeeting.com/DAVE2022SM with your control number and voting your shares electronically before the polls close during the Special Meeting.
Q:	How do I vote?
A.
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•	vote by telephone or through the internet — in order to do so, please follow the instructions shown on your proxy card;

•	vote by mail — simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•
vote in person at the Special Meeting virtually — you may virtually attend and participate in the Special Meeting online at www.virtualshareholdermeeting.com/DAVE2022SM and vote your shares electronically before the polls close during the Special Meeting. To participate and vote in the Special Meeting, you will need the control number included on your proxy card.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on December 12, 2022. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to vote your shares. You may also vote your shares at the Special Meeting at www.virtualshareholdermeeting.com/DAVE2022SM before the polls close. To participate and vote in the Special Meeting, you will need the control number included on your proxy card.
Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:	How do I vote by internet or telephone?
A:
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on proxy card. Please have each proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each share of Common Stock issued and outstanding as of the close of business on November 7, 2022 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of November 7, 2022, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:
Each holder of shares of (i) Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as the Record Date and (ii) Class V Common Stock is entitled to ten votes for each share of Class V Common Stock held as of the Record Date.

Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the voting power of the shares of our Class A Common Stock and Class V Common Stock (voting together as a single class) entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are virtually present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:
Abstentions (i.e., shares present at the Special Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will not be counted towards the vote total for any proposal. Because abstentions and broker non-votes are not counted as votes cast, they will not affect the outcome of the vote on Proposal 2 or Proposal 3. Because the voting standard for Proposal 1 is a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the proposal, counted as a single class, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal No. 1
Approval of an amendment of the Charter to effect the Reverse Stock Split.
The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock entitled to vote on the proposal, voting together as a single class.

Proposal No. 2
Approval of an amendment and restatement of the EIP to (i) increase the number of shares issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases applied as of the date hereof, to 86,715,222, prior to the reverse stock split taking effect, and (ii) make administrative changes to clarify certain provisions of the EIP.

The amendment and restatement of the EIP requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal and voting for or against the proposal, voting together as a single class.

Proposal No. 3
Approval of the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or No. 2
The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal and voting for or against the proposal, voting together as a single class.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above under “How does the Board recommend I vote on these proposals?” If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.
If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to Dave’s Corporate Secretary at Dave Inc., 1265 South Cochran Avenue, Los Angeles, CA 90019 prior to your shares being voted; or
•
participating in the Special Meeting and voting electronically online at www.virtualshareholdermeeting.com/DAVE2022SM. Participation alone at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/DAVE2022SM.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I attend the Special Meeting in person?
A:
There is no physical location for the Special Meeting. You are invited to attend the Special Meeting by participating online if you are a stockholder of record or a street name stockholder as of November 7, 2022, the Record Date. See, “How can I participate in the Special Meeting?” below for more details. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q:	How can I participate in the Special Meeting?
A:
The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/Dave2022SM. You will also be able to vote your shares electronically at the Special Meeting. To participate and vote in the Special Meeting, you will need the control number included on your proxy card.

The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.dave.com.
Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/DAVE2022SM. Technical support will be available starting at 8:45 a.m., Pacific Time on December 13, 2022.

Q:	How can I get electronic access to the proxy materials?
A:
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	Is there a list of stockholders entitled to vote at the Special Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Special Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary through our website at investors.dave.com to arrange for electronic access to the stockholder list.

Q:	Who will tabulate the votes?
A:	John Ricci, our General Counsel, will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:
We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Dave stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Dave that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to: Investor Relations, Dave Inc., 1265 South Cochran Avenue, Los Angeles, California 90019 or (iii) contact our Investor Relations department through our website at investors.dave.com. Stockholders who receive multiple copies of this Proxy Statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:	What if I have questions about my Dave shares or need to change my mailing address?
A:
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your Dave shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Special Meeting is being solicited on behalf of our Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

PROPOSAL 1
APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
Our Charter currently authorizes the Company to issue a total of 610,000,000 shares of capital stock, consisting of 500,000,000 shares of Class A Common Stock, 100,000,000 shares of Class V Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). On November 3, 2022, subject to stockholder approval, our Board approved an amendment to the Charter to, at the discretion of the Board, effect the Reverse Stock Split of our Common Stock at a ratio of 1-for-5 to 1-for-50, including any shares held by the Company as treasury shares, at any time prior to December 31, 2023, with the exact ratio within such Range to be determined by our Board at its discretion without further approval or authorization of our stockholders and included in a public announcement. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Global Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every fifty (50) shares of our outstanding Common Stock would be combined and reclassified into one (1) share of Common Stock.
The Reverse Stock Split, if effected, will not change the number of authorized shares of our Common Stock or Preferred Stock, or the par value of our Common Stock or Preferred Stock.
The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented before December 31, 2023. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, our ability to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of The Nasdaq Global Market without effecting the Reverse Stock Split, the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split.”
The text of the proposed amendment to our Charter to effect the Reverse Stock Split is included as Annex A to this Proxy Statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Charter Amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.
Reasons for the Reverse Stock Split
We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Class A Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Global Market. We believe increasing the trading price of our Class A Common Stock may also assist in our capital-raising efforts by making our Class A Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.
We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Global Market. The Nasdaq Global

Market requires, among other criteria, that the Company maintain of a continued price of at least $1.00 per share. On the Record Date, the last reported sale price of our Class A Common Stock on The Nasdaq Global Market was $0.2950 per share. A decrease in the number of outstanding shares of our Class A Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Class A Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Global Market following the Reverse Stock Split.
In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Class A Common Stock and may facilitate future sales of our Class A Common Stock. The Reverse Stock Split could also increase interest in our Class A Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
Risks Associated with the Reverse Stock Split
The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of The Nasdaq Global Market. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the

Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split.
Effects of the Reverse Stock Split
Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-5 to 1-for-50. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares in the Reverse Stock Split, which will be cashed out as described below. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.
As of the Record Date, approximately 378,106,839 shares of our Common Stock were outstanding including 329,656,200 shares of our Class A Common Stock and 48,450,639 shares of our Class V Common Stock. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-30, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 12,603,561 shares, including 10,988,539 shares of Class A Common Stock.
Effects of the Reverse Stock Split on Currently Outstanding Warrants. The Reverse Stock Split would effect a reduction in the number of shares of Class A Common Stock issuable upon the exercise of our outstanding warrants exercisable for shares of Class A Common Stock in proportion to the Reverse Stock Split ratio. The exercise price of outstanding warrants would increase in proportion to the Reverse Stock Split ratio.
Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans. If the Reverse Stock Split is effected, the terms of equity awards granted under our 2021 Equity Incentive Plan (“EIP”) and 2021 Employee Stock Purchase Plan (“ESPP”, and together with the EIP, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Class A Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.
Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).
Effects of the Reverse Stock Split on Regulatory Matters. We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.
Effects of the Reverse Stock Split on Authorized Share Capital. The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 610,000,000 shares, consisting of 500,000,000 shares of Class A Common Stock, 100,000,000 shares of Class V Common Stock and 10,000,000 shares of Preferred Stock.
Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.
Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.
Treatment of Fractional Shares in the Reverse Stock Split
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Class A Common Stock on the Nasdaq Global Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
With respect to awards granted the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
Determination of the Reverse Stock Split Ratio
The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-50.
The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
•	our ability to maintain the listing of our Class A Common Stock on The Nasdaq Global Market;
•	the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;
•	the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;
•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;
•	prevailing market conditions;
•	general economic conditions in our industry; and
•	our market capitalization before and after the Reverse Stock Split.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Reverse Stock Split Charter

Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “—Determination of the Reverse Stock Split Ratio” above. We expect that the primary focus of the Board in determining whether or not to file the Reverse Stock Split Charter Amendment will be whether we will be able to obtain and maintain of a continued price of at least $1.00 per share of our Class A Common Stock on The Nasdaq Global Market without effecting the Reverse Stock Split.
Effective Time of the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Reverse Stock Split Charter Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split; provided, however, the implementation of such amendment shall be before December 31, 2023.
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Class A Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our each of our Class A Common Stock and Class V Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Class A Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Reverse Stock Split.
This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;
•	persons required to accelerate the recognition of any item of gross income with respect Common Stock as a result of such income being recognized on an applicable financial statement; or
•	persons who hold or received Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.
For purposes of this discussion, “U.S. holder” is a beneficial owner of Company Stock that for U.S. federal income tax purposes is:
•	An individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;
•
A trust, the substantial decisions of which are controlled by one or more United States persons and which is subject to the primary supervision of a United States court, or a trust that has validly elected under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; or

•	An estate that is subject to U.S. federal income tax on its income regardless of source.
If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Cash in Lieu of Fractional Shares
A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.
Information Reporting and Backup Withholding
A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
Pursuant to the Delaware General Corporation Law and our organizational documents, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the proposal, voting together as a single class, is required to approve the Reverse Stock Split Proposal.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN
Introduction
Our stockholders are being asked to approve an amendment and restatement of our 2021 Equity Incentive Plan or EIP in the form attached to this Proxy Statement as Annex B. The proposed amendment and restatement is referred to herein as the “EIP Amendment.” The Board approved the EIP Amendment effective November 3, 2022, subject to stockholder approval.
If the EIP Amendment is not approved by our stockholders, the EIP Amendment will have no further force or effect, the EIP will continue in full force and effect, although there may no longer be any shares remaining available for issuance under the EIP. If the EIP Amendment is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted.
Overview of Proposed Amendment
We strongly believe that an equity incentive program is a necessary and important incentive and retention tool. As of November 1, 2022, following the issuances on such date under the EIP, 3,966,387 shares of Class A Common Stock remained available under the EIP for future issuance, which is not sufficient for the Company’s needs going forward.
If the EIP Amendment is approved, (i) an additional 44,940,630 shares of Class A Common Stock will be reserved for issuance under the EIP over the current share reserve under the EIP and (ii) that the EIP will be clarified to provide that the number of outstanding shares for purposes of calculating the annual automatic share increase will be based on the aggregate total of the Class A Common Stock and the Class V Common Stock.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “—Adjustments.”
The EIP is not being amended in any material respect other than to reflect the changes described above.
Determination to Approve Amended and Restated EIP
The table below presents information about the number of shares of Class A Common Stock that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under those plans, each at November 1, 2022, and the proposed increase in shares authorized for issuance under the EIP Amendment.
The table below presents information about the number of shares remaining available for issuance under the EIP and the proposed increase in shares authorized for issuance under the EIP Amendment, each at November 1, 2022. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans.
	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Shares of Class A Common Stock available for grant under the EIP	3,966,387	1.1%	$1,431,866
Proposed increase to share reserve pursuant to amended and restated EIP	44,940,630	11.9%	$16,223,567
(1)	Based on 378,106,839 shares of our Common Stock outstanding as of November 1, 2022.
(2)	Based on the closing price of our Class A Common Stock on November 1, 2022, of $0.3160 per share.

In determining whether to approve the EIP Amendment, the Board considered that:
•
Unless the EIP Amendment is authorized and approved by our stockholders, we will no longer have sufficient shares available for issuance under the EIP. As a result, we will be unable to use the EIP as an incentive and retention tool for employees. Retaining employees benefits all of our stockholders. The increase will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•
We expect the proposed aggregate share reserve under the EIP Amendment, together with the automatic annual increases, to provide us with enough shares for the next three years, assuming employee participation consistent with historical levels, depending on the price of our Class A Common Stock and hiring activity during the next few years. We cannot predict our future share usage under the EIP, the future price of our Class A Common Stock or future hiring activity with any degree of certainty at this time, and the share reserve under the EIP could last for a shorter or longer time.

•
In setting the size of the share reserve under the EIP Amendment, as described above, the Board also considered the number of shares issued by our company under the EIP since January 5, 2022. Since January 5, 2022 a total of 24,141,768 shares of Class A Common Stock have been issued under the EIP.

•
Considering the factors described above, and that granting equity compensation is vital for attracting and retaining employees in the extremely competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the EIP Amendment is reasonable and appropriate at this time.

Summary of the EIP
The principal features of the EIP Amendment are summarized below, but the summary is qualified in its entirety by reference to the EIP itself, which is attached, as amended, as Annex B to this Proxy Statement.
Purpose
The EIP is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.
Types of Equity Awards
The EIP permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and stock bonus awards (all such types of awards, collectively, “equity awards”).
Share Reserve
Number of Shares
Subject to adjustments as set forth in the EIP, including the automatic annual increases, the maximum aggregate number of shares of Class A Common Stock that may be currently issued under the EIP (after accounting for the initial reserve and automatic annual increases) will not exceed 41,774,592 shares of Class A Common Stock, provided, that if the amendment to the EIP is approved, the current maximum will be increased to 86,715,222 shares of Class A Common Stock and further adjusted by the automatic increase, as described below. The shares may be authorized, but unissued, or reacquired Class A Common Stock. Furthermore, subject to adjustments as set forth in the EIP, in no event will the maximum aggregate number of shares that may be issued under the EIP pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the EIP.
The number of shares of Class A Common Stock available for issuance under the EIP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2032 fiscal year, in each case, in an amount equal to the lessor or (i) five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis, including, for the avoidance of doubt, shares of Class V Common Stock outstanding on such date) (ii) the number of shares initially reserved for issuance under the EIP and (iii) such smaller number of shares determined by the Board.

Lapsed Awards
To the extent an equity award or existing plan award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the EIP), the unissued shares that were subject thereto will continue to be available under the EIP for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award or existing plan award in order to satisfy the exercise or purchase price for such equity award or existing plan award or any withholding taxes due with respect to such equity award or existing plan award will be treated as not issued and will continue to be available under the EIP for issuance pursuant to future equity awards. Shares issued under the EIP or any existing plan award and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the EIP. To the extent an equity award under the EIP or existing plan award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the EIP.
Assumption or Substitution of Awards by the Company.
The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the EIP or (b) granting an award under the EIP in substitution of such other company’s award. Any awards that are assumed or substituted under the EIP will not reduce the number of shares authorized for grant under the EIP or authorized for grant to a participant in any fiscal year.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the EIP. Incentive stock options may only be granted to employees of ours or of our parents or subsidiaries.
Administration
The EIP will be administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”).
Subject to the terms of the EIP, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the EIP; (ii) select the service providers to whom equity awards may be granted under the EIP; (iii) determine the number of shares to be covered by each equity award granted under the EIP; (iv) approve forms of equity award agreements for use under the EIP; (v) determine the terms and conditions, not inconsistent with the terms of the EIP, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the EIP (subject to stockholder approval); (vii) construe and interpret the terms of the EIP and equity awards granted pursuant to the EIP; (viii) correct any defect, supply any omission or reconcile any inconsistency in the EIP, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the EIP; (x) modify or amend each equity award (subject to the terms of the EIP); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the EIP; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the EIP.
However, to the extent permitted by applicable law and listing requirements, the Board or a committee thereof may delegate to one or more of our directors or officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act (“Insiders”), the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the EIP and (b) take any and all actions on behalf of the Board or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Members of the Plan Administrator and its delegates are indemnified and held harmless by the Company from any costs that are imposed on or incurred by such persons in connection with claims due to actions or omissions under the EIP not attributable to willful misconduct.

Stock Options
Each stock option will be designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option will be stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the equity award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Code.
At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may vest or be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.
If a participant ceases to be a service provider other than for “cause” (as defined in the EIP), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for cause and the participant will be prohibited from exercising his or her stock option from and after the date of such notification.
Stock Appreciation Rights (SARs)
The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Class A Common Stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.
Restricted Stock and RSUs
Restricted stock awards are grants of shares of Class A Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A Common Stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting and such other terms as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. All such dividends or distributions will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid and shall not be paid or distributed unless and until such related Shares have vested and been earned.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.
Stock Bonus Awards
A stock bonus award is an award of shares to a participant without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.
Performance Awards
The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, or completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).
Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), a particular segment(s), a business unit(s) or a product(s) of ours or an individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Outside Director Limitations
Equity awards granted during a single fiscal year under the EIP or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.
Leaves of Absence/Transfer Between Locations; Time Commitment Change
The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.
If a participant’s regular level of time commitment in performing services to us or an affiliate of ours is reduced after an equity award is granted, the Plan Administrator has the discretion, subject to applicable laws, to (i) proportionately reduce the number of shares or cash amount subject to equity awards that vest or become payable after such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting schedule of the equity award. If the Plan Administrator makes such a reduction, the participant will no longer have any rights to the portion of the equity award that is so reduced.
Nontransferability of Equity Awards
Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, or if we so permit, by beneficiary designation, and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.
Clawback/Recovery
The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the EIP, an equity award granted under the EIP will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of the Class A Common Stock or other securities of us or other significant corporate transaction, or other change affecting the Class A Common Stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the EIP, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the EIP and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).
Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the EIP) each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity award; provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, (subject to applicable laws); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding equity award, lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto; or (g) the cancellation of such outstanding equity awards in exchange for no consideration.
Change in Control
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” (as defined in the EIP) as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.
Amendment, Termination and Duration of the EIP
The EIP will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves the EIP or the approval of the EIP by the Company’s stockholders, unless terminated earlier under the terms of the EIP. The Plan Administrator may at any time amend, alter, suspend or terminate the EIP. No awards may be granted under the EIP while the EIP is suspended or after it is terminated.

Plan Benefits under the EIP
As of November 1, 2022, each of our named executive officers and the other groups identified below have been awarded the following shares under the EIP since January 5, 2022:
	Incentive Award Value on Grant Date	# of Options Granted	# of RSUs Granted	#of SARs Granted
Jason Wilk Chief Executive Officer and Director	—	—	—	—
Kyle Beilman Chief Financial Officer	$12,575,174.67	—	1,902,447	—
All current executive officers as a group (2 persons)	$12,575,174.67	—	1,902,447	—
All employees who are not executive officers as a group	$91,482,865.79	—	20,880,972	—
Vote Required
The approval of the EIP Amendment requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE OUR EQUITY INCENTIVE PLAN TO INCREASE THE SHARE RESERVE.

PROPOSAL 3

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT
ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE
SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL AND EIP AMENDMENT PROPOSAL
Background of and Rationale for the Adjournment Proposal
The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our Common Stock entitled to vote on the Reverse Stock Split Proposal and EIP Amendment Proposal is insufficient to approve the Reverse Stock Split Proposal and the EIP Amendment Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal and EIP Amendment Proposal.
In the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal”), we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and the EIP Amendment Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding shares of our Common Stock entitled to vote on the Reverse Stock Split Proposal, voting together as a single class, have voted against the Reverse Stock Split Proposal or that a majority of the outstanding shares of our Common Stock cast have voted against the EIP Amendment Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and the EIP Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal or the EIP Amendment Proposal, as applicable.
Vote Required
The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL AND THE EIP AMENDMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of November 1, 2022 by:
•	each person known by us to be the beneficial owner of more than 5% of the Common Stock
•	each of our executive officers and directors; and
•	all executive officers and directors of Dave as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of the Dave common stock is based on 378,106,839 shares of Common Stock outstanding as of November 1, 2022, comprised of 329,656,200 shares of Class A Common stock and 48,450,639 shares of Class V Common Stock outstanding. Shares of Common Stock that may be acquired by an individual or group within 60 days of November 1, 2022 pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of November 1, 2022 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each Dave stockholder listed is 1265 South Cochran Avenue, Los Angeles, CA 90019.
Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class V Common Stock	%	% of Total Voting Power
Five Percent Holders
Norwest Venture Partners XIV, LP(1)	18,645,614	5.7%	—	—	2.3%
Paras Chitrakar	31,802,210	9.7%	—	—	3.9%
Section 32 Fund 1, LP(2)	92,352,107	28.0%	—	—	11.3%
Current Directors and Named Executive Officers
Jason Wilk(3)	1,532,232	*	48,450,639	100%	59.7%
Kyle Beilman(4)	5,310,870	1.6%	—	—	*
Brendan Carroll(5)	—	—	—	—	—
Andrea Mitchell(6)	—	—	—	—	—
Michael Pope(7)	—	—	—	—	—
Dan Preston(8)	772,000	*	—	—	*
Teresa Aragones(9)	—	—	—	—	—
All executive officers and directors of the Combined Company as a group (7 individuals)	7,615,102	2.3%	48,450,639	100%	60.5%
*	Less than one percent.
(1)
The general partner of Norwest Venture Partners XIV, L.P. is Genesis VC Partners XIV, LLC. The managing member of Genesis VC Partners XIV, LLC is NVP Associates, LLC. Promod Haque, Jeffrey Crowe and Jon Kossow are co-chief executive officers of NVP Associates, LLC. Each of these individuals has shared voting and investment power over the shares held by Norwest Venture Partners XIV, L.P. The address of Norwest Venture Partners XI, L.P. is 525 University Avenue, Suite 800, Palo Alto, CA 94301-1922.

(2)
Based on a Form 4 filed with the SEC on October 4, 2022. The general partner of Section 32 Fund 1, LP is Section 32 GP 1, LLC. The general partner of Section 32 Fund 1, LP, may be deemed to have voting and dispositive power over the shares held by Section 32 Fund 1, LP. Investment decisions with respect to the shares held by Section 32 Fund 1, LP are made by the managing member of Section 32 GP 1, LLC, William J. Maris, and, therefore, Mr. Maris may be deemed to be the beneficial ownership of all shares held by Section 32 Fund 1, LP. The address for all entities and individuals affiliated with Section 32 Fund 1, LP is 171 Main St. #671, Los Altos, CA 94022.

(3)	Class A Stock held by the Kiel Family Trust Under the Briana Kiel 2021 Irrevocable Trust.

(4)
Consists of (a) 4,238,059 shares of Class A Common Stock, (b) 894,654 shares of Class A Common Stock issuable upon exercise of options within 60 days of November 1, 2022, and (c) 178,157 shares of Class A Common Stock underlying RSUs granted pursuant to the EIP that will vest within 60 days of November 1, 2022.

(5)	Does not include RSUs which are not settleable within 60 days of November 1, 2022.
(6)	Does not include RSUs which are not settleable within 60 days of November 1, 2022.
(7)	Does not include RSUs which are not settleable within 60 days of November 1, 2022.
(8)
Consists of 772,000 shares of Class A Common Stock issuable upon exercise of options within 60 days of November 1, 2022. Does not include RSUs which are not settleable within 60 days of November 1, 2022.

(9)	Does not include RSUs which are not settleable within 60 days of November 1, 2022.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals and director nominations in connection with our next annual meeting of stockholders in 2023 should be addressed to our Corporate Secretary, c/o Dave Inc., 1265 South Cochran Avenue, Los Angeles, CA 90019.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not earlier than the close of business on March 29, 2023 nor later than the close of business on April 30, 2023. If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after July 27, 2023 (the one-year anniversary date of the 2022 annual meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Dave of such stockholder’s intention to present a proposal at the annual meeting does not appear to present such stockholder’s proposal at such meeting, Dave does not need to present the proposal for vote at such meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Any stockholder proposal intended to be included in the proxy statement for the 2023 annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and must have been received no later than February 14, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated when we filed our proxy statement with the SEC on June 14, 2022 then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.
.
OTHER MATTERS
As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.
AVAILABILITY OF CERTAIN DOCUMENTS
The proxy materials for the Special Meeting are available via the internet at proxyvote.com. Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above or contacting our Investor Relations department through our website at investors.dave.com.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

APPENDIX A
FORM OF
CERTIFICATE OF AMENDMENT TO
THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

DAVE INC.
Dave Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).
2. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
3. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:
ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:
“Section 4. Reverse Stock Split. Effective at [ ] p.m., Eastern Time, on [ ], 2022 (the “2022 Split Effective Time”), every ([ ]) share of Class A Common Stock and Class V Common Stock, respectively, issued and outstanding or held by the Corporation as treasury shares as of the 2022 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock or Class V Common Stock, as applicable, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2022 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Class A Common Stock on The Nasdaq Global Market on the date on which the Effective Time occurs. As of the 2022 Split Effective Time and thereafter, a certificate(s) representing shares of Class A Common Stock and Class V Common Stock, respectively, prior to the 2022 Reverse Split is deemed to represent the number of post-2022 Reverse Split shares into which the pre-2022 Reverse Split shares were reclassified and combined. The 2022 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock of the Corporation and all references to such Class A Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Class A Common Stock shall be deemed to be references to the Class A Common Stock or options or rights to purchase or acquire shares of Class A Common Stock, as the case may be, after giving effect to the 2022 Reverse Split.”
4. This Certificate of Amendment shall become effective at [ ] p.m., Eastern Time, on [ ], 2022
* _ * _ * _ *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation as of [ ], 2022.
DAVE INC.
By:
Name:	Jason Wilk
Title:	Chief Executive Officer and Director

APPENDIX B
AMENDED AND RESTATED
2021 EQUITY INCENTIVE PLAN
OF
DAVE INC.

DAVE INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN
(Last Amended by the Board on November 3, 2022)
(Last Approved by the Stockholders on [ ], 2022)
1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonus Awards.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.
(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Affiliate, as such laws, rules, and regulations shall be in effect from time to time.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonus Awards.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.
(h) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:
(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;
(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));
(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:
(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;
(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;
(3) the Company; and
(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(k) “Common Stock” means the Class A common stock of the Company.
(l) “Company” means Dave Inc., a Delaware corporation, or any successor thereto.
(m) “Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.
(n) “Director” means a member of the Board.
(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, means as determined by the Social Security Administration or the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws.
(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r) “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (x) any action described in Section 15 or any action taken in connection with a Change in Control transaction nor (y) any transfer or other disposition permitted under Section 14. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.
(s) “Existing Plan” means the 2017 Stock Plan maintained by the Company as of immediately prior to the Original Effective Date.
(t) “Existing Plan Awards” means awards or Shares issued under the Company’s 2017 Stock Plan that are assumed by the Company pursuant to that certain Agreement and Plan of Merger by and among VPC Impact Acquisition Holdings III, Inc., Bear Merger Company I Inc., Bear Merger Company II LLC and Dave Inc., dated June 7, 2021.
(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.
(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(x) “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.
(y) “Inside Director” means a Director who is an Employee.
(z) “Insider” means an officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.
(aa) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc) “Option” means a stock option granted pursuant to the Plan.
(dd) “Original Effective Date” means January 5, 2022.
(ee) “Outside Director” means a Director who is not an Employee.
(ff) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(gg) “Participant” means the holder of an outstanding Award.
(hh) “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.
(ii) “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.
(jj) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(kk) “Plan” means this Amended and Restated 2021 Equity Incentive Plan.
(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.
(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.
(pp) “Service Provider” means an Employee, Director or Independent Contractor.
(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(rr) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(ss) “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.
(tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(uu) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15, the maximum aggregate number of Shares that may be issued under the Plan will not exceed 86,715,222 Shares, which represents the sum of (i) the original share reserve at the time the Plan was initially adopted, (ii) the automatic increase pursuant to Section 3(b) below for the 2022 Fiscal Year and (iii) an additional 44,940,630 new Shares added pursuant to this amendment of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).
(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on (and including) the first day of the 2032 Fiscal Year, in each case, in an amount equal to the lessor of (i) 5% of the outstanding Shares on the last day of the immediately preceding Fiscal Year (calculated on a fully-diluted and as-converted basis, which, for the avoidance of doubt, shall also include shares of the Company’s Class V Common Stock outstanding on such day), (ii) the number of Shares initially reserved for issuance under the Plan pursuant to the first sentence of Section 3(a) above and (iii) such smaller number of Shares determined by the Board.
(c) Lapsed Awards. To the extent an Award or Existing Plan Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award or Existing Plan Award in order to satisfy the exercise or purchase price for such Award or Existing Plan Award or any withholding taxes due with respect to such Award or Existing Plan Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan or any Existing Plan Award and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan or Existing Plan Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(d) Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any fiscal year.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value in accordance with Section 2(t)(iii);
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to institute and determine the terms and conditions of an Exchange Program; provided however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders;
(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);
(x) to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(xi) adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;
(xii) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xv) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d) Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. To the extent permitted by Applicable Laws, the Board or Committee may delegate to one or more officers of the Company who may be (but are not required to be) Insiders (“Officers”), the authority to do any of the following (i) designate Employees who are not Insiders to be recipients of Awards, (ii) determine the number of Shares to be subject to such Awards granted to such designated Employees, and (iii) take any and all actions on behalf of the Board or Committee other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to the Company or its Affiliates; provided, however, that the Board or Committee resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any Awards will be granted on the form of Award Agreement most recently approved for use by the Board or Committee, unless otherwise provided in the resolutions approving the delegation authority.
(e) Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

(f) Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).
5. Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonus Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Stock Options.
(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Administrator’s authority in Section 4(b)(x), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 6(a) shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.
(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. An Option may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option is exercisable based on the satisfaction of Performance Goals, then the

Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Option; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v) Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.
7. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. These restrictions may lapse upon the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the unvested Shares of Restricted Stock are being earned upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for each unvested Share; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.
(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid. During the Period of Restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of Restricted Stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related Shares have vested and been earned.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.
8. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.
(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Units; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d) Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.
(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(f) Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.
9. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Stock Appreciation Right; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.
(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10. Stock Bonus Awards.
(a) Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may but are not required to be made pursuant to an Award Agreement.
(b) Terms of Stock Bonus Awards. The Administrator will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award.
(c) Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.
11. Outside Director Limitations. Stock awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any Outside Director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. Stock awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.
12. Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.
14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Section 409A of the Code.
(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award; (F) the opportunity for Participants to exercise their Options prior to the occurrence of the Corporate

Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto; or (G) the cancellation of outstanding Awards in exchange for no consideration.
(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
16. Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.
(c) Compliance With Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Section 409A of the Code.
17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
20. Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.
21. Term of Plan. Subject to Section 25 of the Plan, the Plan became effective as of the Original Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the Original Effective Date, unless terminated earlier under Section 22 of the Plan.
22. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
23. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
24. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
25. Stockholder Approval. The Plan, as amended and restated, will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is amended and restated by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26. Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
o O o

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The Board of Directors recommends you vote FOR the following proposals:

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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0000584669_1 R1.0.0.3

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DAVE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 13, 2022

The stockholder(s) hereby appoint(s) Kyle Beilman and John Ricci, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dave Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DAVE2022SM at 9:00 a.m., Pacific Time on December 13, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.

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0000584669_2 R1.0.0.3